EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 59 to the Registration Statement (the “Registration Statement”) of MFS® Series Trust VIII (the “Trust”) (File Nos. 33-37972 and 811-5262), of my opinion dated February 27, 2018, appearing in Post-Effective Amendment No. 47 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 2018.

 /s/AMANDA S. MOORADIAN

 Amanda S. Mooradian

 Vice President and Senior Counsel

Boston, Massachusetts

February 26, 2026